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                                                                    EXHIBIT 24.2



                                  TEXTRON INC.

                        ASSISTANT SECRETARY'S CERTIFICATE


     I, ANN T. WILLAMAN, a duly elected Assistant Secretary of TEXTRON INC., a Delaware corporation (hereinafter, the "Corporation"), DO HEREBY CERTIFY that set forth below is a true and correct copy of resolutions passed at a meeting of the Corporation's Board of Directors held on February 28, 2001, at which a quorum was present and voted throughout:

          RESOLVED, that the officers of the Corporation be, and they hereby are, authorized, in the name and on behalf of the Corporation, to prepare and execute, and to file with the Securities and Exchange Commission, the Corporation's Annual Report on Form 10-K for its fiscal year ended December 30, 2000, and any amendments thereto.

          RESOLVED, that the officers of the Corporation be, and they hereby are, authorized in the name and on behalf of the Corporation, to execute and deliver a power of attorney appointing Terrence O'Donnell, Arnold M. Friedman, Michael D. Cahn and Ann T. Willaman, or any of them, to act as attorneys-in-fact for the Corporation for the purpose of executing and filing the Corporation's Annual Report on Form 10-K for its fiscal year ended December 30, 2000, and any amendments thereto.

     I DO HEREBY FURTHER CERTIFY that the foregoing resolutions have been neither amended nor modified, and remain in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and caused the Corporate seal of TEXTRON INC. to be affixed as of the 14th day of March, 2001.



                                        /s/ Ann T. Willaman
                                        ----------------------------------------
CORPORATE SEAL                          Assistant Secretary